WEBSITE DEVELOPMENT AGREEMENT

This Website Development Agreement ("Agreement") is entered into as of June 2, 2025 (the "Effective Date") by and between:

Developer: CREATION TECHNOLIGY LLC, a company with an address at 3191 Forest Bend Rd, Kissimmee, FL, USA, referred to herein as the "Developer", and

Client: AMPLARA CORPORATION, a corporation with an address at 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 8280, referred to herein as the "Client".

Together referred to as the "Parties".

RECITALS

WHEREAS, Developer agrees to provide website development services as described in Exhibit A attached hereto (the "Project");

WHEREAS, Client desires to engage Developer to design and develop a website for its business according to the estimates provided;

NOW THEREFORE, in consideration of the premises and undertakings set forth herein, the parties agree as follows:

1.	DESCRIPTION

The Developer agrees to design, develop, and deliver a website for the Client in accordance with the detailed phases outlined in Exhibit A. Any future changes or updates will require separate agreements or amendments to this Agreement. Any modifications to the agreed-upon services must be mutually communicated and confirmed in writing by both parties.

2.	SCOPE OF WORK

The Developer agrees to design, develop, and deliver a website for the Client in accordance with the specifications outlined in this Agreement. The development process will be structured in the following phases, each comprising a set of defined tasks:

Phase 1 – Project Planning & Specification

•	Requirements gathering, sitemap creation, functionality list, and wireframes
•	Technical analysis and technology stack selection
•	Final specification documentation and approval
•	Development period: from June 2, 2025 to June 17, 2025

Phase 2 – UI/UX Design

•	Style guide development, UI kit, and homepage design
•	Subpages design (5–7 screens)
•	Mobile responsiveness and adaptation
•	Development period: from June 18, 2025 to July 3, 2025

Phase 3 – Frontend Development

•	HTML/CSS/JS layout integration
•	Responsive design implementation for mobile and tablet
•	Basic animations and transitions
•	Development period: from July 4, 2025 to July 21, 2025

Phase 4 – Backend Development

•	CMS setup and admin panel configuration (WordPress or custom solution)
•	Database setup and integration
•	Implementation of security layers and role-based access control
•	Development period: from July 22, 2025 to August 1, 2025

Phase 5 – Content Integration & SEO Basics

•	Placement of text and images provided by the Client
•	Setup of basic SEO meta tags
•	Development period: from August 4, 2025 to August 6, 2025

Phase 6 – QA & Bug Fixing

•	Cross-browser and responsive testing
•	Functional and UI testing
•	Bug tracking and fixing coordination
•	Development period: from August 7, 2025 to August 11, 2025

Phase 7 – Deployment & Launch Support

•	Server configuration and deployment
•	Monitoring of launch and implementation of minor post-launch adjustments
•	Development period: from August 11, 2025 to August 13, 2025

Phase 8 – Project Management & Communication

•	Ongoing project planning and communication with the Client
•	Internal team coordination throughout the development lifecycle
•	Development period: from June 2, 2025 to August 18, 2025

3.	COMPENSATION AND PAYMENT

3.1 The Client agrees to pay the Developer a total fee of $28,520.

3.2 Payment shall be made in installments accordance with the payment schedule specified in Exhibit B. Each installment is due within 30 calendar days after the completion of respective phase. The final due date for each payment is specified in Exhibit B. The Client also has the option to make partial payments within a single phase. All payments to be made via bank transfer to the account designated by the Developer.

4.	PROJECT TIMELINE

The estimated duration of the Project is two and a half (2.5) months from the Effective Date of this Agreement, subject to timely Client feedback and approvals.

5.	DELIVERY DEADLINE

The Developer agrees to deliver the completed and fully functional website no later than the August 18, 2025. The Developer further agrees to provide a 30-day testing period immediately following the delivery, during which any identified issues or necessary adjustments will be addressed to ensure full functionality and compliance with the agreed specifications.

6.	INTELLECTUAL PROPERTY

Upon delivery of the completed and functional website to the Client, the Developer irrevocably assigns and transfers to the Client all rights, title, and interest in and to the website, including but not limited to all intellectual property rights in the source code, design, content, and all related materials, regardless of whether full payment has been made at the time of delivery. This transfer includes all rights to use, modify, distribute, sublicense, and commercially exploit the website without restriction.

7.	CONFIDENTIALITY

Both Parties agree to maintain the confidentiality of proprietary information exchanged during the course of this engagement. Neither Party shall disclose any confidential or trade secret information to third parties without prior written consent, unless required by law.

8.	INDEMNIFICATION

The Developer warrants that the deliverables provided under this Agreement will not infringe upon any third-party intellectual property rights. The Developer shall indemnify and hold harmless the Client against any claims, damages, or legal actions arising from such infringement.

9.	TERMINATION

Either Party may terminate this Agreement by providing written notice if the other Party materially breaches any provision of this Agreement and fails to remedy such breach within ten (10) business days following receipt of written notice. In the event of termination, the Client shall compensate the Developer for all work performed and deliverables completed up to the effective date of termination.

10.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, without regard to its conflict of law provisions.

11.	FORCE MAJEURE

Neither Party shall be held liable for any failure or delay in performance caused by circumstances beyond its reasonable control, including but not limited to acts of God, war, civil unrest, pandemics, governmental regulations, or natural disasters.

12.	SEVERABILITY

If any provision of this Agreement is held to be invalid, illegal, or unenforceable, such provision shall be deemed modified to the extent necessary to make it enforceable, or if not possible, severed from the Agreement. The remainder of the Agreement shall remain in full force and effect.

13.	ENTIRE AGREEMENT AND AMENDMENTS

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter herein and supersedes all prior or contemporaneous agreements, understandings, or communications, whether written or oral. Any modifications or amendments must be made in writing and signed by both Parties.

14.	NOTICES

All notices required or permitted under this Agreement shall be made in writing and delivered to the Parties at the addresses set forth above by (i) registered mail, (ii) recognized courier service, or (iii) email with delivery confirmation. Notices shall be deemed received upon confirmed delivery.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

By Client: AMPLARA CORPORATION /s/ Amplara Corporation Date: June 2, 2025	By Developer: CREATION TECHNOLIGY LLC /s/ Creation Technoligy LLC Date: June 2, 2025

Exhibit A

#	Phase	Subtasks	Role	Hours	Rate	Cost
1	Project Planning & Specification	Requirements gathering, sitemap, functionality list, wireframes	Project Manager	53	50	2650
		Technical analysis and stack selection	Tech Lead	35	50	1750
		Final specification & approval	Business Analyst	5	100	500
		Subtotal:		93		4900
2	UI/UX Design	Style guide, UI kit, homepage design	UI/UX Designer	48	50	2400
		Subpages design (5–7 screens)	UI/UX Designer	24	50	1200
		Mobile adaptation	UI/UX Designer	22	50	1100
		Subtotal:		94		4700
3	Frontend Development	Layout integration (HTML/CSS/JS)	Frontend Developer	57	70	3990
		Responsive design for mobile/tablet	Frontend Developer	38	70	2660
		Basic animations / transitions	Frontend Developer	8	70	560
		Subtotal:		103		7210
4	Backend Development	CMS setup / admin panel (WordPress or custom)	Backend Developer	40	75	3000
		Database setup	Backend Developer	24	75	1800
		Security layers & roles access	Backend Developer	10	75	750
		Subtotal:		74		5550
5	Content Integration & SEO Basics	Text & image placement	Content Manager	12	50	600
		SEO meta tags	SEO Specialist	8	60	480
		Subtotal:		20		1080
6	QA & Bug Fixing	Cross-browser & responsive testing	QA Engineer	16	55	880
		Functional & UI testing	QA Engineer	16	55	880
		Bug fixing coordination	Project Manager	6	60	360
		Subtotal:		38		2120
7	Deployment & Launch Support	Server configuration, deployment	DevOps	10	75	750
		Launch monitoring & minor adjustments	Project Manager	6	60	360
		Subtotal:		16		1110
8	Project Management & Communication	Ongoing planning, communication	Project Manager	20	60	1200
		Internal coordination	All Roles (shared)	10	65	650
		Subtotal:		30		1850
	Total:			468		$ 28 520

AGREED AND ACCEPTED:

By Client: AMPLARA CORPORATION /s/ Amplara Corporation Date: June 2, 2025	By Developer: CREATION TECHNOLIGY LLC /s/ Creation Technoligy LLC Date: June 2, 2025

Exhibit B

Payment Schedule

Payment shall be made in installments accordance with the payment schedule. Each installment is due within 30 calendar days after the completion of respective phase. The final due date for each payment is specified:

#	Phase	Final due date for each payment	Cost (USD)
1	Project Planning & Specification	July 16, 2025	4900
2	UI/UX Design	August 2, 2025	4700
3	Frontend Development	August 20, 2025	7210
4	Backend Development	August 31, 2025	5550
5	Content Integration & SEO Basics	September 5, 2025	1080
6	QA & Bug Fixing	September 10, 2025	2120
7	Deployment & Launch Support	September 12, 2025	1110
8	Project Management & Communication	September 17, 2025	1850
	Total:		$ 28 520

AGREED AND ACCEPTED:

By Client: AMPLARA CORPORATION /s/ Amplara Corporation Date: June 2, 2025	By Developer: CREATION TECHNOLIGY LLC /s/ Creation Technoligy LLC Date: June 2, 2025